UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 1, 2023

(Exact name of registrant as specified in its charter)

Delaware	001-35720	45-3052669
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

15 Koch Road, Corte Madera, California 94925

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (415) 924-1005

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, $0.0001 par value	RH	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02. Results of Operations and Financial Condition.

The preliminary financial information in the section Preliminary Estimated Impact of the Restatement in Item 4.02 of this Current Report on Form 8-K is incorporated by reference into this Item 2.02.

Company Updates Fiscal 2022 Outlook

The restatement and other matters discussed in Item 4.02 of this Current Report on Form 8-K do not affect our previously communicated fiscal 2022 outlook.

In addition, we are updating our fiscal 2022 outlook by confirming that we now expect fiscal 2022 revenue growth at the lower end of the prior range of (3.5%) to (4.5%) and adjusted operating margin toward the higher end of the prior range of 21.5% to 22.0%.

Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

During the preparation of our response to a comment letter (the “SEC Comment Letter”) from the Division of Corporation Finance of the Securities and Exchange Commission (“SEC”) related to a routine review of our Annual Report on Form 10-K for the fiscal year ended January 29, 2022, and Quarterly Report on Form 10-Q for the fiscal quarter ended October 29, 2022, RH (“we” or the “Company”) became aware of errors in the calculation of net income per share.

On February 1, 2023, the Audit Committee of the Board of Directors, after discussion with our senior leadership and independent registered public accountants, determined that our previously unaudited financial statements for the three months ended April 30, 2022, the three and six months ended July 30, 2022, and the three and nine months October 29, 2022 (collectively the “Prior Financial Statements”) should no longer be relied upon due to material unintentional errors in certain of these financial periods with respect to our calculation of basic and diluted net income per share. Accordingly, a restatement is required to correct these errors and our Prior Financial Statements for each of the quarterly periods ended April 30, 2022, July 30, 2022, and October 29, 2022 (the “Non-Reliance Periods”) included in the associated Form 10-Qs previously filed with the SEC should no longer be relied upon.

The unintentional errors in the Prior Financial Statements were as follows:

We misinterpreted relevant authoritative guidance and added back the pre-tax loss on extinguishment of debt in connection with a portion of the convertible senior notes in the computation of net income available to common stockholders used in calculating basic net income per share.

As a consequence of the above errors, the computation of diluted net income per share was therefore incorrect as a result of the anti-dilutive impact of (i) adding back the pre-tax loss on extinguishment of debt and (ii) including the potential shares related to the extinguished convertible senior notes in the calculation of weighted-average diluted shares. The miscalculation of diluted net income per share became evident when correcting for the errors to basic net income per share.

We will file amendments to our Quarterly Reports on Form 10-Q for the fiscal quarters ended April 30, 2022, July 30, 2022, and October 29, 2022 (the “Restatement Filings”) to correct these errors. Similarly, basic and diluted net income per share and related financial information affected by the restatement that is included in any previously issued or filed reports, press releases, earnings releases, shareholder letters, and investor presentations or other communications covering the Non-Reliance Periods should no longer be relied upon.

Restatement Only Expected to Affect Calculation of Basic and Diluted GAAP Net Income Per Share

The restatement is not anticipated to affect previously reported net income prepared in accordance with generally accepted accounting principles (“GAAP”) and is limited to the calculation of basic and diluted net income per share. The restatement is also not expected to affect any other previously reported GAAP financial information, including assets, liabilities, equity, revenues, gross profit, operating income or cash flows, and the related non-GAAP measures, as well as EBITDA, adjusted EBITDA, free cash flow and adjusted free cash flow.

While the restatement itself is not anticipated to affect the previously reported non-GAAP measures of adjusted net income and adjusted diluted net income per share for the affected time periods, refer to “Adjustments to Non-GAAP Adjusted Effective Tax Rate” below for expected changes to these previously reported measures that are unrelated to the restatement.

Preliminary Estimated Impact of the Restatement

The following table summarizes the previously reported and anticipated corrected GAAP results that we expect to report upon completion of the restatement:

	THREE MONTHS ENDED		SIX MONTHS ENDED	NINE MONTHS ENDED
	APRIL 30,	JULY 30,	JULY 30,	OCTOBER 29,
	2022	2022	2022	2022

	(in thousands, except share and per share amounts)
Net income - No impact	$200,711	$122,275	$322,986	$421,746

Net income available to common stockholders - As reported	$346,827	$145,737	$492,564	$591,324
Net income available to common stockholders - As restated	$200,711	$122,275	$322,986	$421,746
Change in net income available to common stockholders	$(146,116)	$(23,462)	$(169,578)	$(169,578)

Basic net income per share - As reported	$15.34	$5.95	$20.92	$25.07
Basic net income per share - As restated	$8.88	$5.00	$13.72	$17.88
Change in basic net income per share	$(6.46)	$(0.95)	$(7.20)	$(7.19)

Weighted-average shares—diluted - As reported	28,527,246	27,142,223	27,834,735	27,255,911
Weighted-average shares—diluted - As restated	27,808,082	26,954,467	27,381,275	26,953,605
Change in weighted-average shares—diluted	(719,164)	(187,756)	(453,460)	(302,306)

Diluted net income per share - As reported	$12.16	$5.37	$17.70	$21.70
Diluted net income per share - As restated	$7.22	$4.54	$11.80	$15.65
Change in diluted net income per share	$(4.94)	$(0.83)	$(5.90)	$(6.05)

The description in this report of the errors in the Prior Financial Statements and the preliminary estimated impact of the restatement are unaudited and subject to further change in connection with the completion of the restatement. We are working diligently to complete the restatement and expect to file the Restatement Filings promptly after completion of our analysis.

Adjustments to Non-GAAP Adjusted Effective Tax Rate

In response to an additional item within the SEC Comment Letter, we intend to modify how we determine the applicable adjusted effective tax rate for purposes of calculating non-GAAP adjusted net income.

We previously used a 0% tax rate in the computation of non-GAAP adjusted net income in the Prior Financial Statements to reflect our expectation that our GAAP effective tax rate would be 0% or lower for fiscal 2022, primarily resulting from substantial tax benefits arising from stock option exercises by our Chairman and Chief Executive Officer.

We expect to use a non-GAAP adjusted effective tax rate that will reflect current and deferred income tax expense that is commensurate with the adjustments reflected in the non-GAAP adjusted net income in each period. The modified tax rate is expected to be higher than 0% in the quarterly periods in the Prior Financial Statements, which will decrease previously reported non-GAAP adjusted diluted net income. We continue to expect our GAAP effective tax rate for fiscal 2022 to be 0% or lower due to the substantial tax benefits noted above.

The updated non-GAAP adjusted effective tax rate is expected to be higher than 0% in the quarterly periods in the Prior Financial Statements, which will decrease previously reported non-GAAP adjusted diluted net income. A revised reconciliation of the GAAP net income to the revised non-GAAP adjusted net income will be provided in the Restatement Filings, and a revised reconciliation of the GAAP diluted net income per share to the revised non-GAAP adjusted diluted net income per share will be provided contemporaneously on a Form 8-K.

Controls and Procedures

In connection with the restatement, we determined that we had at least one material weakness in our internal control over financial reporting during the Non-Reliance Periods that continued to exist at January 28, 2023, the end of fiscal 2022. In connection with the material weakness, we have additionally concluded that our disclosure controls and procedures are also not effective.

We will provide further specifics on the deficiencies in our internal control over financial reporting and our disclosure controls and procedures, and our plan for remediation, in the Restatement Filings.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the federal securities laws, including, without limitation, statements regarding the Company’s expectations and preliminary estimates of the impact of the restatement on the Company’s Prior Financial Statements; the scope of the restatement and the controls and procedures deficiencies; the belief that the restatement will not affect any other GAAP or non-GAAP measure other than as specified in this Current Report; the timing of the completion of the restatement and the filing of the Restatement Filings; plans to remediate the deficiencies, including the material weakness, with respect to the Company’s internal control over financial reporting and disclosure controls and procedures; the impact of these matters on the Company’s performance and outlook; expectations concerning the Company’s performance and financial outlook, its effective tax rate for fiscal 2022 and its non-GAAP adjusted net income and adjusted diluted net income per share for the interim periods within the Prior Financial Statements; expectations concerning the SEC Comment Letter and the Company’s response thereto; and any statements or assumptions underlying any of the foregoing. You can identify forward looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “if,” “anticipate,” “estimate,” “expect,” “project,” “plan,” “intend,” “believe,” “may,” “will,” “should,” “likely” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future events. We cannot assure you that future developments affecting us will be those that we have anticipated. Important risks and uncertainties that could cause actual results to differ materially from our expectations include, among others, risks related to the timely and correct completion of the restatement and related filings; identification of errors in our financial reporting in the future that require us to restate previously issued financial statements, which may subject us to unanticipated costs or regulatory penalties and could cause investors to lose confidence in the accuracy and completeness of our financial statements; the risk that additional information may become known prior to the expected filing with the SEC of the periodic reports described herein or that other subsequent events may occur that would require the Company to make additional adjustments to its financial statements or delay the filing of the corrected or future periodic reports with the SEC; risks related to changes in the effects of the restatement on the Prior Financial Statements or financial results; risks related to higher than expected charges after completing the restatement process; risks related to delays in the filing of the Prior Financial Statements; risks related to our ability to implement and maintain effective internal control over financial reporting in the future, which may adversely affect the accuracy and timeliness of our financial reporting; risks related to changes to accounting rules or regulations; risks related to fluctuations in our tax obligations and effective tax rate and realization of our deferred tax assets, including net operating loss carryforwards, which may result in volatility of our results of operations; risks related to the Company’s plans to remediate any control and procedures deficiencies; risks related to the timing and results of the Company’s review of the effectiveness of internal control over financial reporting and related disclosure controls and procedures; risks related to whether a restatement of financial results will be required for other accounting issues; risks related to the application of accounting or tax principles in an unanticipated manner; risks related to our dependence on key personnel and any changes in our ability to retain key personnel; as well as those risks and uncertainties disclosed under the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in RH’s most recent Form 10-K and Form 10-Q filed with the Securities and Exchange Commission, and similar disclosures in subsequent reports filed with the SEC, which are available on our investor relations website at ir.rh.com and on the SEC website at www.sec.gov. Any forward-looking statement made by us in this release speaks only as of the date on which we make it. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by any applicable securities laws.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 3, 2023	By:	/s/ Jack Preston
Jack Preston
Chief Financial Officer